Exhibit 99.1




                          [GLOBAL SIGNAL LOGO OMITTED]

                                                           FOR IMMEDIATE RELEASE

Contact:
Lilly Donohue
(212) 798-6118


   GLOBAL SIGNAL ANNOUNCES QUARTERLY COMMON STOCK DIVIDEND OF $0.50 PER SHARE
                             FOR THE FOURTH QUARTER

SARASOTA, Fla., December 15, 2005 -- Global Signal Inc. (NYSE: GSL) announced today that its Board of Directors has declared a quarterly cash dividend on its common stock of $0.50 per share for the quarter ending December 31, 2005. The $0.50 per share dividend is payable on January 19, 2006 to holders of record of Global Signal's common stock on January 5, 2005.

Global Signal owns, leases or manages approximately 11,000 towers and other wireless communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information regarding Global Signal and to be added to our e-mail distribution list, please visit http://www.gsignal.com.